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                                                                    EXHIBIT 4.10



                          CONNECTIVE THERAPEUTICS, INC.

                          NOTICE OF STOCK OPTION GRANT


You (the above-identified "Optionee") have been granted an option (the "Option") to purchase Common Stock of Connective Therapeutics, Inc. (the "Company") as follows:


         Optionee's Name:                   G. Kirk Raab

         Date of Grant:                     January 28, 1997

         Exercise Price Per Share:          $7.125

         Total Number of Shares Granted:    30,000

         Total Price of Shares Granted:     $213,750.00

         Type of Option:                    Nonstatutory Stock Option

         Term/Expiration Date:              January 28, 2007

         Vesting Commencement Date:         January 28, 1998

         Vesting Schedule:                  1/4th of the Total Number of Shares
                                            Granted shall vest on the twelve
                                            (12) month anniversary of the
                                            Vesting Commencement Date.
                                            Thereafter, while Optionee remains
                                            an employee of or consultant to the
                                            Company, 1/16th of the Total Number
                                            of Shares Granted shall vest on each
                                            quarter, until the Total Number of
                                            Shares Granted is fully vested.

         Termination Period:                This Option (to the extent vested
                                            and not previously exercised) may be
                                            exercised for three months (3 months
                                            maximum for ISO's) after termination
                                            of employment or consulting
                                            relationship except as provided in
                                            Sections 7 and 8 of the Stock Option
                                            Agreement (but in no event later
                                            than the Expiration Date).

By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Stock Option Agreement, attached and made a part of this document.


OPTIONEE                                    CONNECTIVE THERAPEUTICS, INC.


  /s/ G. Kirk Raab                          By:  /s/ Thomas G. Wiggans
_____________________________                   ________________________________
  G. Kirk Raab                                       Thomas G. Wiggans
                                                     President & CEO





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